UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2006
GATX Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8319 (Commission File Number)	94-1661392 (IRS Employer Identification No.)
500 West Monroe Street
Chicago, Illinois 60661-3676
(Address of principal executive offices, including zip code)
(312) 621-6200
Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 30, 2006, GATX Financial Corporation (“GFC”) completed the sale of its wholly owned aircraft to Macquarie Aircraft Leasing Limited (“MALL”), a consortium of investors led by Macquarie Bank Limited, for cash proceeds of approximately $1.1 billion pursuant to the terms and conditions of the Sale and Purchase Agreement dated September 28, 2006. The sales of GFC’s interests in its 11 aircraft leasing affiliates to MALL are expected to be completed by year end.
Item 9.01 Financial Statements and Exhibits
     The completion of the entire MALL and previously disclosed AerCap Group transactions will result in the disposition of substantially all of the operations of GFC’s Air segment. GFC deems the completion of these sales to be probable and in accordance with Article 11 of Regulation S-X, pro forma financial information illustrating the effects of the sales on GFC’s financial position as of September 30, 2006, and on the results of its operations for the years ended December 31, 2005, 2004, and 2003 is filed with this Report as Exhibit 99.1.
     (b) Pro forma financial information
     (c) Exhibits

2.	Sale and Purchase Agreement dated as of September 28, 2006, between GATX Financial Corporation and Macquarie Aircraft Leasing Limited.

99.1	Pro Forma Financial Information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX FINANCIAL CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Vice-President, Chief Financial Officer (Duly Authorized Officer)

Date: December 6, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Method of Filing
2.	Sale and Purchase Agreement dated as of September 28, 2006, between GATX Financial Corporation and Macquarie Aircraft Leasing Limited incorporated herein by reference to Exhibit 10. to GATX Financial Corporation Form 10-Q dated November 2, 2006.	Incorporated by reference

99.1	GATX Financial Corporation pro forma condensed consolidated balance sheet at June 30, 2006, and pro forma condensed consolidated statements of income for the years ended December 31, 2005, 2004, and 2003.	Electronically